Exhibit 28 (j)(1) under Form N-1A

Exhibit 23 under Item 601/Reg. S-K

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in each Prospectus and “Independent Registered Public Accounting Firm” in each Statement of Additional Information in Post-Effective Amendment Number 74 to the Registration Statement (Form N-1A, No. 333-128884) of Federated Hermes Managed Pool Series (formerly, Federated Managed Pool Series), and to the incorporation by reference of our reports dated February 22, 2021, on Federated Hermes Corporate Bond Strategy Portfolio (formerly, Federated Corporate Bond Strategy Portfolio), Federated Hermes Mortgage Strategy Portfolio (formerly, Federated Mortgage Strategy Portfolio) and Federated Hermes High Yield Strategy Portfolio (formerly, Federated High-Yield Strategy Portfolio) (three of the portfolios constituting Federated Hermes Managed Pool Series) (formerly, Federated Managed Pool Series)) included in its Annual Shareholder Reports for the fiscal year ended December 31, 2020.

/s/ Ernst & Young LLP

Boston, Massachusetts

February 22, 2021